                                                                       EXHIBIT B

   TRANSACTIONS IN SHARES DURING THE PERIOD COMMENCING FROM THE 60-DAY PERIOD
                  PRECEDING MAY 7, 1999 THROUGH THE DATE HEREOF

                                      NONE